SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 7, 2001

                               BILOGIC, INC.
              (Exact name of registrant as specified in its charter)

      Delaware                    0-31453              23-3048627
    (State or other          (Commission File        (I.R.S. Employer
    jurisdiction of               Number)            Identification No.)
    incorporation)

                        3 Broad Street, Suite 300
                     Charleston, South Carolina 29401
           (Address of principal executive offices) (Zip Code)

                             (843) 534-1330
            (Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

Not Applicable.

Item 2.     Acquisition Or Disposition Of Assets.

Not Applicable.

Item 3.     Bankruptcy or Receivership.

Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5.     Other Events.

On May 2, 2001, Bilogic, Inc. (the "Company" or "Bilogic") the Registrant commenced a private offering of up to 3,500,000 shares of its common stock at $1.00 per share (the "Offering"). The Offering is being conducted pursuant to Rule 505 of Regulation D, promulgated under the Securities Act of 1933. The Company plans to offer the shares through its officers and directors. However, the Company may retain one or more broker/dealers to sell shares in the Offering, and will pay any such participating broker/dealers a commission of 10%. At this time, the Company has not retained any broker/dealers. There is no minimum amount that must be sold, and the proceeds of the Offering will be used as they are raised. All shares sold in the Offering will be restricted securities and will bear a restrictive legend in accordance with Rules 144 and 502(d); however, the Company has agreed as part of the Offering to file, within 30 days of the completion of the Offering, a registration statement under the Securities Act of 1933 to permit the resale of any shares sold in the Offering.

The Company is a development stage company that was formed to develop and market a patient medical records system as an application service provider. The following is a description of risk factors relating to the Company, a description of the Company's business, and the Company's expected use of proceeds from the private Offering.

                             RISK FACTORS

Limited Operating History

BiLogic is a young and developing company and as a result investing in its common stock presents substantial risk. The Company has no operating history and may not successfully implement its business plan. As a result of limited operating history, the Company's business model is still developing. Business and prospects must be considered in light of the risks frequently encountered by companies in their early stages of development.

Unproven Concept

BiLogic's business consists of a business concept it has developed to integrate existing technologies and software to create a system to reduce the administrative costs of maintaining patient and billing records in the healthcare system. Other companies have essentially tried to create systems to accomplish the same goal, and have generally met with limited success. Among the difficulties encountered by other companies have been resistance to breaking long-established ways of doing business within the healthcare system, and the multiplicity of parties, including insurers, HMO's, doctors, and healthcare providers who must accept and use any system in order to make it functional. The principles of BiLogic have studied the systems created by other companies and believe it has developed a model, which addresses the problems experienced by its predecessors. However, there is no assurance that BiLogic's system will work as designed or will be accepted in the market place.

Lack of Proprietary Rights

BiLogic's business concept involves the integration of technologies developed and owned by others into package, which can be sold to participants in the healthcare system. Those technologies are generally available to anyone who is willing and able to pay the standard licensing fee of the owners thereof. BiLogic believes that it has unique method of integrating and marketing such technologies to overcome the difficulties experienced by other companies in trying to automate the healthcare industry. Over time, BiLogic expects that it will develop customized software for its business, and expects also to develop business processes that may qualify as trade secrets. However, initially it will be difficult if not impossible to prevent others from copying BiLogic's business concept.

Need for Future Financing

The Company will need additional capital to fully implement its business plan, as the funds being raised in this Offering are intended primarily to develop and test the Company's concept, and market it to initial healthcare partners. To introduce the Company's concept in a nationwide basis will take additional capita. There is no assurance that additional capital will be available to the Company, or that any such capital will be obtainable on terms favorable to investors in this Offering. BiLogic may raise funds through public or private debt or equity financing. If funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of Company common stock. If additional funds are raised through the issuance of debt securities, such securities would have certain rights, preferences and privileges senior to those of the holders of Company common stock and the terms of such debt could impose restrictions on our operations. If additional funds become necessary, additional financing may not be available on terms favorable to BiLogic, or at all.

Industry Related Security Issues

Disruption of services due to accidental or intentional security breaches may adversely impact business. A significant barrier to the growth of e-commerce and communications over the Internet has been the need for secure transmission of confidential information. Despite BiLogic's intention to design and implement a variety of network security measures, unauthorized access, computer viruses, accidental or intentional actions and other disruptions could occur. The Company may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If someone were able to misappropriate the Company's users' personal or proprietary information or credit card information, BiLogic could be subject to claims, litigation or other potential liabilities.

Uncertain Regulatory and Legal Environment

The Company is not currently subject to direct regulation by the Federal Communications Commission, the Federal Trade Commission, Health and Human Services or any other governmental agency, other than regulations applicable to business in general. While there are currently few laws or regulations, which specifically regulate Internet communications, laws and regulations directly applicable to Internet communications are becoming more prevalent. There is much uncertainty regarding the marketplace impact of these laws. In addition, various jurisdictions already have enacted laws covering intellectual property, privacy, libel and taxation that could affect our business by virtue of their impact on online commerce. Furthermore, investors should assume that the Company will be subject to laws and regulations governing the healthcare delivery system. If BiLogic becomes subject to claims that it has violated any laws, even if it successfully defend against these claims, the Company's business could suffer. Moreover, new laws that impose restrictions on the Company's ability to follow current business practices or increase costs of doing business could hurt BiLogic's business.

Potential of Liability for Information Disseminated Through its Network

It is possible that claims could be made against BiLogic in connection with the nature and content of the materials disseminated through its networks. Several private lawsuits are pending against other entities which seek to impose liability upon online services companies and Internet service providers as a result of the nature and content of materials disseminated over the Internet. If any of these actions succeed, the Company might be required to respond by investing substantial resources or discontinuing some of its product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. Although the Company plans to carry professional liability insurance, it may not be adequate to compensate or may not cover BiLogic in the event it becomes liable for information carried on or disseminated through its networks. Any costs not covered by insurance incurred as a result of such liability or asserted liability could adversely affect the Company's business.

Difficulty in Attracting and Retaining Qualified Personnel

The Company expects that it will need to hire additional personnel in all areas of its business. The competition for personnel throughout the industry is intense. At times, the Company may experience difficulty in attracting qualified new personnel. If it does not succeed in attracting new, qualified personnel or retaining and motivating its current personnel, the Company's business could suffer. To date, the Company has not been able to hire the personnel it needs due to a lack of capital. The Company is dependent on the success of this Offering to provide it with the working capital it needs to hire the personnel it needs. In the event this Offering is not successful, the Company will likely not be able to hire the personnel it needs.

Degree of Dependence on Software Applications from Third Parties

The Company may obtain software products pursuant to agreements with vendors such as Lotus and Microsoft and package them as part of our application hosting solutions. The agreements will typically be for terms ranging from one to three years. The Company will also license additional technologies that it will use in its business from other third parties. If these agreements were terminated or not renewed, the Company might have to discontinue products or services that are central to its business strategy or delay its introduction until BiLogic could find, license and package equivalent technology. The business strategy also depends on obtaining additional application software. There is no surety, however, that the Company will be able to obtain the new and enhanced applications it may need to keep its solutions competitive. If it cannot obtain these applications and as a result must discontinue, delay or reduce the availability of BiLogic solutions or other products and services, the Company's business may be adversely affected. In addition, the Company may become subject to infringement actions based upon the technologies licensed from third parties. Any of these claims, with or without merit, could subject BiLogic to costly litigation and divert the attention of the Company's technical and management personnel. At this time, a central component of the Company's business plan is the use of a database application program with which it does not have a written license agreement; however, the Company believes that it will be able to procure a written license agreement on terms advantageous to the Company.

BiLogic's Business Operations Present the Following Additional Risks

None of the Company's agreements for application software and other technology are exclusive. Competitors may also license and utilize the same technology. The Company cannot be sure that the vendors of technology used in its products will continue to support this technology in its current form. Nor can the Company be sure that it will be able to adapt its own products to changes in this technology. In addition, the Company cannot be sure that potential financial or other difficulties of third party vendors will not have an adverse affect on the technologies incorporated in its products, or that, if these technologies become unavailable, it will be able to find suitable alternatives.

As the Company's customers' bandwidth usage increases, it will need to make additional investments in its infrastructure to maintain adequate data transmission speeds, the availability of which may be limited and the cost of which may be significant. Additional network capacity may not be available from third-party suppliers, as it is needed. As a result, BiLogic's network may not be able to achieve or maintain a sufficiently high capacity of data transmission, especially if customers' usage increases. Any failure on the Company's part to achieve or maintain high-capacity data transmission could significantly reduce consumer demand for services and adversely affect business.

BiLogic could experience system failures and capacity constraints, which could affect its ability to compete.

To succeed, the Company must be able to operate our network infrastructure on a 24x7 basis without interruption. Operations depend upon the Company's ability to protect network infrastructure, equipment and customer files against damage from:

--human error;

--natural disasters;

--power loss or telecommunications failures; and

--sabotage or other intentional acts of vandalism.

However, even if the Company takes precautions, the occurrence of a natural disaster or other unanticipated problems at its data centers could result in interruptions in the services provided to customers.

At this time, the Company does not have a formal disaster recovery plan.
In addition, its data centers will be subject to various single points of failure. As a result, a problem with one of the Company's routers, switches or fiber paths or with another aspect of its network could cause an interruption in the services provided to some of BiLogic's customers. Any future interruptions could:

--require the Company to spend substantial amounts of money replacing existing equipment or adding redundant facilities;

--damage the Company's reputation for reliable service;

--cause existing end users, resellers and referral partners to cancel their contracts;

--cause end users to seek damages for losses incurred; or

--make it more difficult for the Company to attract new end users, resellers and referral partners.

Any of these occurrences could adversely affect BiLogic's business.

BiLogic may be liable for defects or errors in the solutions it develops.

any of the solutions the Company develops are critical to the operations of its clients' businesses. Any defects or errors in these solutions could result in:

--adverse customer reaction toward BiLogic;

--negative publicity;

--additional expenditures to correct the problem; and

--claims against the Company.

Claims against the Company may not be adequately covered by insurance, may result in significant losses and, even if defended successfully, may raise insurance costs.

Volatility of common stock price in IT industry

One may encounter volatility in the market price of BiLogic common stock. The trading price of its common stock has not yet been established and - once established - is likely to be highly volatile. Its stock price could be subject to wide fluctuations in response to factors such as the following:

--actual or anticipated variations in quarterly results of operations;

--the addition or loss of customers, vendors or strategic partners;

--ability to hire and retain key personnel and other employees;

--announcements of technological innovations, new products or services by BiLogic or its competitors;

--changes in financial estimates or recommendations by securities analysts;

In addition, the stock market in general and the Nasdaq in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may materially and adversely affect stock price, regardless of operating performance.

BiLogic stock price may be affected by the availability of shares for sale. The future sale of large amounts of The Company's stock, or the perception that such sales could occur, could negatively affect its stock price.

Dividends

The Company has not paid any dividends or made distributions to its investors and is not likely to do so in the foreseeable future. The Company presently intends to retain earnings for use in its business. Additionally, the Company may fund a portion of its future expansion through debt financing, and a condition of such financing may prohibit the payment of dividends while the debt is outstanding. Therefore, investors should purchase Common Stock with the understanding that Management's goal is to build value by increasing the size of the business and not by paying dividends. See "Dividend Policy."

Penny Stock Regulation

The Company's common stock may be deemed to be a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

Broad Discretion of Application of Proceeds of Offering and Use of Funds

A substantial portion of the proceeds from this Offering will be used for general working capital. Management will have broad discretion as to the use of such proceeds and management reserves the right to reallocate all proceeds from this Offering to working capital. See "Use of Proceeds."

Concentration of Ownership

Upon completion of this Offering, the Company's Officers and Directors will effectively own 62% of the outstanding shares of Common Stock assuming the Maximum Amount is sold, and would control the business, policy and affairs of the Company and effectively block approval of any proposed merger or sale of substantially all the Company's assets. In addition, through such concentration of ownership the Chairman and President will control the
election of all Directors.   The Company's Common Stock allows for one vote
per share. Therefore, until there are substantially more shares of Common Stock outstanding, the determination of all matters will be controlled by the Officers and Directors.

Arbitrary Offering Price

The Company has arbitrarily determined the Offering price of $1.00 per share. The price bears no relationship to any recognized criteria of value applicable to the Company or the Common Stock. The $1.00 per share Offering price assumes the Company's valuation to be $14,500,000 in the event the Maximum Amount is sold. The Offering price does not bear any relationship to the Company's asset value or net worth. Factors considered by the Company in setting the purchase price include the Company's current financial condition, its future prospects, the state of the markets for its services, the experience of management, the economics of the industries in which the Company will operate, among others, and the valuations of other companies in the Company's industry. Each prospective investor should make an independent evaluation of the fairness of the purchase price.

Intellectual Property Protection

The Company currently has no registered trademarks. It is possible that competitors of the Company or others will adopt product or service names similar to the Company's, thereby impeding the Company's ability to build brand identity and possibly leading to customer confusion. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the Company's business, financial condition, or operating results.

Uncertainty of Protection of Proprietary Rights

The Company intends to rely on a combination of non-disclosure agreements and licensing arrangements to establish and protect its proprietary rights. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop software systems and related applications that are substantially equivalent or superior to the Company's applications.

The Company also intends to rely on proprietary know-how, which it will seek to protect by confidentiality and non-disclosure agreements with its employees, consultants, and third parties. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be discovered by competitors.

Litigation and Investigative Proceedings

The Company is not a party to any pending litigation or government investigation, nor is there any threatened litigation, or investigation, involving the Company or its business or assets of which the management of the Company is aware. In addition, none of the Company's officers, directors or affiliates is a party to any pending litigation or government investigation of which management is aware.

                               THE ASP INDUSTRY
General

By definition, an ASP manages and delivers application capabilities to multiple entities from a data center across a wide area network. By application, an ASP is a third-party service firm, which deploys, manages and remotely hosts a pre-packaged software application through centrally located servers in a "rental" or lease arrangement. In exchange for accessing the application, the client renders rental-like payments. The ASP market is a direct result of the proliferation of the Internet and Internet technologies. Ultimately, it is believed that what is occurring is an industry transformation rather than the formation of a new industry.

The International Data Corporation ("IDC") estimates that the number of Web users worldwide will increase from approximately 142.2 million at the end of 1998 to 502.4 million by the end of 2003, a 9.0% compounded annual growth rate. IDC also estimates that the number of Web users in the United States will increase from approximately 62.8 million at the end of 1998 to
177.0 million by the end of 2003, a 23.0% compounded annual growth rate. During this same period, the number of business Web sites in the United States is projected by Forrester Research, Inc. to increase from approximately 650,000 in 1998 to approximately 2.6 million in 2002, a 41.1% compounded annual growth rate. This growth in the number of Web users and number of Web sites is being driven by a number of factors including the large and growing installed base of personal computers, easier and less expensive alternatives for Internet access, an increase in the number of networked applications and the proliferation of broadband technologies that promise consumers faster, more convenient access to the Internet.

Growth in Business's Use of the Internet. The dramatic growth in usage combined with enhanced functionality and accessibility have made the Internet an increasingly attractive medium for businesses to disseminate information, build customer relationships, streamline and automate data-intensive processes and communicate more efficiently with dispersed employees.

In the last several years, businesses have emerged with operating models that are exclusively dependent on the Internet, while traditional businesses of all sizes are working quickly to establish a Web presence. Many of these businesses establish their initial online presence with a simple, static brochure for marketing purposes. As they become more familiar with the Internet as a communications platform, an increasing number of businesses are implementing more complex, mission-critical applications on the Web for sales, customer service, customer acquisition and retention, employee communications and e-commerce between suppliers and business partners. IDC projects that worldwide commercial business commerce on the Internet will grow from approximately $27.4 billion in 1998 to approximately $1.0 trillion by 2003, a compounded annual growth rate of 104.5%.

Trend Toward Outsourcing. According to IDC, firms worldwide are now spending approximately 30% of their overall information technology, or IT, services budgets on outsourcing. These services include network consulting and integration, network and desktop outsourcing, information services consulting and outsourcing and application outsourcing. Reasons for the growth in outsourcing include the desire of companies to focus on their core businesses, the increased costs that businesses experience in developing and maintaining their networks and software applications, the fast pace of technological change that shortens time to obsolescence and increases capital expenditures as companies attempt to capitalize on leading-edge technologies, the challenges faced by companies in hiring, motivating and retaining qualified application engineers and IT employees and the desire of companies to reduce deployment time and risk.

Emergence of the Application Service Provider Industry. Companies are increasingly relying on software applications to improve business process and functions, develop new sales channels, improve customer relationships and reduce costs. In addition, both new and traditional businesses are developing complex Web sites. However, given the shortage of qualified IT professionals, the increasing cost and complexity of applications and the importance of time to market cycles, many companies are finding it increasingly difficult to manage the quality of their IT assets.

Application service providers combine Internet professional services, network and application management and hosting capabilities to deliver applications as a service to their customers. Customers access applications that are remotely hosted and managed by the ASP using the Internet or leased lines. Typically, ASPs offer their services on a contractual basis, charging customers a monthly fee. In contrast to traditional application outsourcing arrangements, where the application outsourcer is responsible for managing custom built applications for one customer, the ASP offers primarily packaged applications and manages those applications for multiple customers from a centrally located facility. Dataquest Research Services forecasts the worldwide ASP market will grow from $889 million in 1998 to $22.7 billion in 2003, representing a compounded annual growth rate of 91.2%.

BiLogic believes that the ASP model offers customers the following advantages:

Improved time to market. With rapid implementation methodologies and applications management expertise, ASPs enable customers to take advantage of the functionality of new applications, without the difficulties
associated with long implementation cycles and attracting      qualified IT
talent. In addition, ASPs attempt to minimize customization, therefore reducing the time and total expense associated with any specific application implementation;

Improved performance. As the complexity of applications and networks increases, customers are finding it difficult to manage and maintain the performance of their IT systems. By offering service level agreements and utilizing the latest technology, ASPs are able to offer guaranteed levels of service that are not easily attainable by customers' internal IT departments;

Focus on core competencies. By outsourcing the delivery and management of certain applications, customers can better utilize scarce internal IT resources;

Access to best-of-breed applications and technology. ASPs utilize the latest data center technologies, network management tools and leading applications to provide a wide range of solutions. Customers of ASPs, therefore, have the flexibility to select the best-of-breed solutions, from multiple technology vendors, for many of their mission-critical functions; and

Reduced total cost of ownership. Until recently, the implementation of applications required either the development of in-house software applications or the customization of existing packages, making each implementation unique and costly. It also made implementation time frames and costs unpredictable. By outsourcing to an ASP, companies are able to better forecast and plan for monthly IT expenditures.

The emerging ASP market is fragmented and is currently being served by a range of companies, most of which, such as those described below, offer only a portion of the services provided by full service ASPs:

--telecommunications companies and Internet service providers which typically provide data center facilities and network connectivity;

--hosting companies, which typically provide data center facilities, network connectivity and computer and storage hardware;

--software companies, which typically provide application and database software; and

--IT services companies, which typically provide implementation services and post implementation support.

As a full service ASP, BiLogic will provide this entire range of services, including data center facilities, network connectivity, computer and storage hardware, systems and applications management, application development tools, application and database software, implementation services and post-implementation support. Through these capabilities, it can rapidly design, implement, deploy and effectively manage cost effective e-business solutions for our customers. The Company believes that a significant market opportunity exists for an internationally recognized ASP with the scale and expertise to offer a wide range of outsourced e-business solutions to businesses of all sizes.

                             BUSINESS SUMMARY

Overview

Through this Offering, the Company intends to launch an ASP enabling firm designed to provide world-class data management services utilizing core technology that will be adaptable to multiple vertical markets. The Company plans to develop its core technology in the course of developing an ASP for Patient Management Record System (PRMS) in the healthcare industry.

The Company's principles have researched each of the technology components of an ASP designed for a PMRS, and believe that the components can be licensed or purchased at reasonable cost. The core technology will be built around state of the art toolsets of globally recognized partners such as IBM and Oracle, and will incorporate existing compression and biometrics technologies for ease of data transmission, storage and security.

Ultimately, the Company plans to offer clients improved time-to-market through a suite of Internet solutions services, from strategy, through design and implementation, to support and hosting, offering a comprehensive set of services, including strategic consulting, creative design, technology implementation and management of Internet applications.

Patient Record Management System (PRMS)

Market Problems and Opportunity

BiLogic believes the healthcare industry is in dire need of automation and integration. The healthcare industry generates more than $1.3 trillion in spending in the United States. There is a huge amount of health program administration and overhead, with some estimates of this program administration reaching $300 Billion in the US alone. As a result, many believe the healthcare industry will have no choice but to move online to improve collaboration and reduce costs. For example, some commentators believe the business-to-business eHealthcare market in North America will grow from US$200 million in 1999 to US$348 billion by 2004. To succeed in this market, a company needs vision, technology, and healthcare industry expertise.

Some of the inefficiencies in the healthcare industry, and in particular, in the clinical/care delivery environment, are:

--Nurses often time spend 40% of their time charting

--Physicians spend upwards of 25% of their time charting

--There are significant barriers to accessing clinical information when and where it is needed

--The cost of keeping sufficient clinical documentation to minimize malpractice risk is substantial

It is these types of problems that the BiLogic solution hopes to address by providing practice efficiency improvements, revenue enhancement, and decreased risk of malpractice claims.

However, key issues and tough problems exist in this market segment:

--There is a hyper-sensitivity over the privacy/confidentiality of medical information, and there continues to be legislative/regulatory pressures to prevent security leaks

--Many physicians and nurses are not used to/are averse to working with cumbersome computer systems

--Physician organizations currently have varying levels of automation, with incompatible systems among them

--The care delivery segment of the healthcare industry has traditionally been one of the most under invested in information technology

Most healthcare organizations have not yet made the necessary investments in the automating of medical records. However, studies and surveys of physician organizations over that last several years have indicated that the automating of medical records was a planned near-term investment. There is no single market leader yet - the time is right for the BiLogic solution in this market space.

PRMS ASP

A Patient Record Management System (PRMS) will be BiLogic's initial ASP application. BiLogic sees PRMS as filling a key market need - one that has been identified by numerous studies as needing a solution -- yet one that has eluded many of the other existing system providers. BiLogic believes that it has developed a solution to fill that market need -- one which will resolve the key issues of medical practitioners through state-of-the-art technology, application functionality, integration, and an easy to accept and implement ASP system model. BiLogic believes that this unique combination will provide it with a substantial competitive advantage and position it to quickly capture market share.

BiLogic plans to develop and offer a web-enabled portable system to store, retrieve and manage patient records and procedures, including high-resolution images (x-rays, CAT scans, MRIs). In addition to storing patient records and procedures, the system will also integrate healthcare providers, such as physicians, pharmacies, dentists and hospitals, with healthcare payers, such as Medicare and Medicaid agencies, Blue Cross Blue Shield organizations, pharmaceutical benefit managers, commercial health insurance companies and managed care organizations.

The key components of the PRMS ASP include:

Handheld Data Entry and Access: In addition to access to the ASP over a traditional personal computer, BiLogic plans to utilize the Compaq(R) iPaq(R) as a device for medical practitioners to access and enter data into the system. The iPaq is a mobile handheld device, which is able to connect to a wireless local area network in a typical office environment. With the iPaq, practitioners will have instant access to:

-- appointment schedules, hospital rounds information and clinical tasks needing the provider's attention;

-- a user-friendly electronic prescription writer which electronically submits prescriptions to the patient's chosen pharmacy and, at the same time, adds prescription information directly to the patient's electronic medical record;

-- electronic lab ordering and reporting of results;

-- their patients' electronic medical records, including progress notes, medications, lab results, procedure histories and other information and transcribed patient documentation;

-- a fully customized, online encounter form for capturing patient charges.

Wavelet Compression: BiLogic plans to license Wavelet Compression technology as a key element in the storage and retrieval of patient records, particularly x-rays, mri's and other graphical images. Wavelet Compression technology has the highest compression ratios available today, and outperforms JPEG by 200 to 500 percent. In fact, on a 28.8 modem, a 5 MB image file would take minutes to download and just 15 to 20 seconds too display a full image with loss less quality.

Biometrics: For security and authentication purposes, BiLogic plans to license and incorporate Biometrics technology into its service offerings. Biometrics monitors access to a system through scans of fingerprints, rather than passwords, and therefore provides greater security than with password-based systems.

Database technology: BiLogic has identified an Oracle database program, which can be licensed to store, and handle the information created by the system.

System Functionality

The BiLogic PRMS will be web-based, highly modular and scalable, to meet the needs of a wide variety of healthcare organizations. The core functional components include:

Electronic medical record management - creation, storage, and retrieval of patient charts, medical histories, progress notes; lab test order entry and automated follow-up and management; automated patient follow-up

Clinical content - management of quality of care indicators and benchmarks for individual physicians and physician organizations

Data mining - powerful multi-dimensional analysis of medical histories, singly and in aggregate

Compression engine - wavelet-based image compression designed to permit rapid transmission of image files (x-rays, sonograms, pictures) across the Internet or intranets

Biometrics - scanning fingerprints, comparing the digital readings to a database for authentication

Authentication - used in conjunction with Biometrics, to determine the validity of the person seeking access to the system and data, and determining that person's authorized and approved access level.

Other application integration - interfaces to third-party appointment scheduling and medical billing systems

Technology

Platforms

PRMS will be implemented as a web-based application, being capable of operating across the internet as well as on intranets. Data management will be performed on the web servers with Oracle DBMS.

User Interface

BiLogic believes that a key to PRMS will be its ability to be adaptable to individual medical practitioners' documentation needs and occupational environments, and provide for easy customization and change to the individual user interface over time. PRMS will provide for a range of documentation styles - from semi-structured nearly free form to highly structured "menu pick" style. In addition, the user interface will be implemented on a variety of devices, including traditional PCs, tablets (iPaq's), and PDAs.

Data Types

BiLogic envisions a future where all necessary types of medical data (text, image, x-ray, etc.) are managed as part of the comprehensive environment, and are readily available to the medical practitioner when and where they are needed to provide for maximum quality of care and maximum efficiency.

Security

Maintaining tight security of the medical data will be key. It is BiLogic's intent to implement the best security available at any point in time, and to keep focus on this issue, from both legislative/regulatory and technology point-of-views, to ensure that changes are quickly adopted into PRMS.

Operational Model

BiLogic intends to offer PRMS in an ASP operating model. BiLogic believes that this model will provide for rapid market acceptance:

-Decreasing both the time and cost to implement

-Providing more effective management of the technology, from both functional and security points of view

In addition, the ASP model will afford BiLogic the advantages of being a global portal in the physician care delivery market.

BiLogic plans to host and manage the ASP applications from a US data center while coordinating the on-going support, maintenance, and upgrades of applications through the "BiLogic Offshore Center" to be established in India. BiLogic plans to combine hardware, software and networking technologies to deliver business applications through a Web based interface as a turnkey service to customers.

Markets

Corporations: BiLogic plans to target corporations first because they are early adopters of Internet technology and one of the largest payors for healthcare services. The Company provides solutions to help employers lower healthcare benefit costs, move towards defined contribution plans, improve productivity and reduce absenteeism.

Healthcare Providers (physicians and pharmacists): There are 56,000 physicians in Canada and 250,000 in the US. These healthcare providers are constantly challenged by budget constraints and increasing demands on their time. In light of this, BiLogic plans to launch a Healthcare Provider Portal that delivers solutions addressing the professional needs of physicians and pharmacists. This portal will also serve as a communication channel between healthcare providers and their patients.

Healthcare Payors (insurance companies, government, pharmaceutical companies): The $100 billion Canadian healthcare market is 30% privately funded. Insurance companies, corporations and healthcare providers are in constant contact yet do not share common healthcare applications, contributing to inefficiency and excessive healthcare costs. These organizations are in a perfect position to benefit from a common e-Flow platform, and its sharable applications.

Consumers: According to recent reports, 45% of online consumers access the Internet for health information. In order to capitalize on this phenomenon, and to build critical brand awareness and confidence among consumers, BiLogic plans to set up a consumer health portal.

Competitive Advantages

Some of the competitive advantages the Company expects are:

-Web native company;

-Extensive healthcare industry expertise (CEO & Chairman is an MD);

-An eBusiness platform;

-Sophisticated on-line registration, confidentiality, data extraction, data warehousing and reporting technology;

-A recurrent revenue model; and

-Multilingual applications.

Competition

The most difficult competitive factor for BiLogic will be the strength of existing companies and their current market domination. Many of BiLogic competitors come from a position of strong branding and existing user positions. BiLogic will face a difficult task in gaining market share and brand recognition.

                           USE OF PROCEEDS

Assuming all the Common Stock in this Offering is sold, the gross cash proceeds to the Company will be $3,500,000 after deducting offering expenses and assuming that all Common Stock is sold by executive officers of the Company, in which event no commissions are payable from the proceeds. The anticipated uses of the net proceeds are subject to change due to the actual circumstances of operating the Company's business. These estimates are based in part upon the experience of management and in part upon quotes or estimates obtained from third parties or expenses actually incurred in connection with this Offering.

The Company intends to apply the proceeds of the Offering as follows:

                                      Gross Proceeds        Gross Proceeds
                                        $1,000,000            $3,500,000

Less Commissions (1)                           $0                    $0
Less Other Offering Costs (2)             $25,000               $25,000
Net Cash Proceeds                        $975,000            $3,475,000

Use of Net Proceeds:
Legal, Accounting, Filing Fees
for registration of shares in
Offering                                  $35,000               $35,000
Purchase of Equipment and Software       $350,000            $1,000,000
Web Development                           $75,000              $200,000
Research and Development                 $150,000              $500,000
BiLogic Solutions                        $300,000            $1,000,000
Other Operation/Working Capital           $65,000              $740,000
       Total Use of Net Proceeds:        $975,000            $3,475,000

(1) Although the Company has not engaged any broker/dealers to sell any securities in this Offering at this time, the Company reserves the right to pay any broker/dealers a commission of 10% on all sales made. In the event any Common Stock is sold in this Offering through a broker/dealer, the net proceeds available to the Company will be reduced by the commission payable to the broker/dealer.

(2) Includes estimated printing expenses, filing fees, legal fees and related offering expenses.

Item 6.     Resignations Of Directors And Executive Officers.

Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

     (a) Financial Statements of Businesses Acquired:  None Required.

     (b) Pro Forma Financial Information:  None required.

     (c) Exhibits:  None.

Item 8.     Change in Fiscal Year.

Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S.

Not Applicable.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            BILOGIC, INC.

Date:  May 7, 2001          /s/ Dr. Satish Shah
                            By: Dr. Satish Shah
                            Its: Chairman of the Board and Chief
                                 Executive Officer